Exhibit 99.01

316 California Avenue, Suite 543 Reno, NV 89509 Tel : 888 909-5548 Fax : 888 909-1033

Trading Symbol OTCMKTS: NGLD

NEWS RELEASE

NEVADA CANYON ANNOUNCES MANAGEMENT CHANGES

Reno, Nevada. May 04, 2023, Nevada Canyon Gold Corp. (OTC Markets: NGLD) (The “Company” or “Nevada Canyon”) is pleased to announce that given the improved markets for gold equities, and overall sector, its Board of Directors believe it is an appropriate time for the transition and addition to the Company’s management team,

Mr. Alan Day, current Director, will succeed Jeffrey Cocks as the current President and Chief Executive Officer of the Company. Mr. Cocks will move to Chairman and Director of the Company. Mr. Day has an extensive operational and administrative background with over 30 years’ experience in exploration and mining primarily in Nevada. Mr. Day is well known within the mining industry in Nevada, specializing in property acquisitions and divestures, mineral claim locating, complete exploration services, including geological consulting and project management. Mr. Day received a B.S. in Geology and a B.A. in received a B.S. in Geology and a B.A. in Spanish, from the University of Utah in 1990.

The Company is also pleased to announce the addition and appointment of Mr. Ryan McMillan as Vice President of Operations and Business Development. Since 2012 Mr. McMillan has served as a private consultant advising business in structuring, corporate mergers, acquisitions, finance, restructuring, recapitalization, creating exit strategies, primarily utilizing traditional IPO’s and Alternative Public Offerings. Prior to 2012 Ryan worked as Director of Business Development for a private sector company responsible for financial model design, customers acquisitions in both new and existing marketplaces, and M&A transactions. Previous to this, he was an Associate at a private equity firm in the Capital Market’s Division. Mr. McMillan’s roles included identifying and interacting with the emerging companies, investor relations, raising new forms of private capital and developing advisory leads. Mr. McMillan attended the University of Arizona where he studied Regional Development with an emphasis in Business.

“We are delighted that Alan has agreed to accept the President & CEO role and I could not be happier handing the reins over to him,” said Nevada Canyon Chairman, Jeffrey Cocks, “Alan is one of the most respected and connected mining professionals within Nevada, the Company is in great hands moving forward. The addition of Ryan with his experience strengthens the Nevada Canyon team as we concentrate on our strategic plan and the Company’s growth into the near future.

ON BEHALF OF THE BOARD

“Jeffrey A. Cocks”

Jeffrey A. Cocks

Chairman & Director

FOR FURTHER INFORMATION PLEASE CONTACT: Nevada Canyon Gold Corp.

(TEL)- (888) 909-5548, (FAX)-(888) 909-1033

Email: info@nevadacanyongold.com

Website: www. nevadacanyongold.com

Forward-Looking Statements

The information posted in this release may contain forward-looking statements. The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify these statements by use of the words “may,” “will,” “should,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” and similar expressions. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. These risks and uncertainties include, but are not limited to, general economic and business conditions, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of exploration, delays in completing various engineering and exploration programs, and any potential results from such programs. Specifically, forward-looking statements in this news release include statements with respect to the potential mineralization and geological merits of the Company properties and various other factors beyond the Nevada Canyon Gold Corp.’s control. The Company’s actual results could differ materially from those discussed in this press release. The Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events except as required by applicable securities legislation. Investors are advised to carefully review the reports and documents that Nevada Canyon Gold Corp. files from time to time with the SEC, including its Annual Form 10K for the fiscal year ended December 31, 2022, Quarterly and Current Reports.